As filed with the Securities and Exchange Commission on June 24, 2013

Commission File No. 333-[           ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Hill International, Inc.

(Exact name of Registrant as Specified in Its Governing Instruments)

303 Lippincott Centre

Marlton, New Jersey 08053

(856) 810-6200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s
Principal Executive Offices)

Hill International, Inc.

2009 Non-Employee Director Stock Grant Plan

(Full Title of Plan)

Irvin E. Richter

Chairman and Chief Executive Officer

Hill International, Inc.

303 Lippincott Centre

Marlon, New Jersey 08053

(856) 810-6200

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of

Agent for Service)

Copies to:

Richard A. Silfen, Esq.

Duane Morris LLP

30 South 17th Street

Philadelphia, PA 19103

(215) 979-1000

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (3)
Common Stock, $0.0001 par value	200,000	$2.89	$578,000	$78.84

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.

(2)           Represents 200,000 additional shares of Common Stock authorized to be issued under the registrant’s 2009 Non-Employee Director Stock Grant Plan (the “2009 Plan”). Shares available for issuance under the 2009 Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on June 19, 2009 (Registration No. 333-160101).

(3)           Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c), (h)(1) and (h)(3), based on the average of the high and low prices for our Common Stock as reported on the New York Stock Exchange on June 19, 2013.

Explanatory Note

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statements: On June 19, 2009, the Registrant filed a Registration Statement on Form S-8 (Registration Statement No. 333-160101) (the “Prior Registration Statement”), to register 200,000 shares of the Registrant’s common stock, $0.0001 par value (the “Common Stock”), for issuance under the Hill International, Inc. 2009 Non-Employee Director Stock Grant Plan, as amended (the “Plan”). The contents of the Prior Registration Statement is incorporated by reference into this Registration Statement. The Registrant is now filing this Registration Statement to register an additional 200,000 shares of Common Stock that may be issued under the Plan pursuant to amendments to the Plan authorized by the stockholders of the Registrant on June 5, 2013.

Item 8.           Exhibits

See the Exhibit Index included herewith which is incorporated by reference.

EXHIBIT INDEX

Exhibit Number	Document Description
5.1	Opinion of Duane Morris LLP (filed herewith).

10.1

Hill International, Inc. 2009 Non-Employee Director Stock Grant Plan (as amended through June 5, 2013). Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 6, 2013.

23.1	Consent of EisnerAmper LLP (filed herewith).

23.2	Consent of Duane Morris LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Hill International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlton, State of New Jersey on June 24, 2013.

HILL INTERNATIONAL, INC.

By:	/s/ Irvine E. Richter
Irvin E. Richter
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints Irvin E. Richter and David L. Richter, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities.

Name	Title	Date

/s/ Irvin E. Richter	Chairman of the Board and Chief	June 24, 2013
Irvin E. Richter	Executive Officer
(principal executive officer)

/s/ David L. Richter	President and Chief Operating	June 24, 2013
David L. Richter	Officer and Director

	Senior Vice President and	June 24, 2013
/s/ John Fanelli III	Chief Financial Officer
John Fanelli III	(principal financial officer)

/s/ Ronald F. Emma	Senior Vice President and	June 24, 2013
Ronald F. Emma	Chief Accounting Officer
(principal accounting officer)

/s/ Steven M. Kramer	Director	June 24, 2013
Steven M. Kramer

/s/ Alan S. Fellheimer	Director	June 24, 2013
Alan S. Fellheimer

/s/ Brian W. Clymer	Director	June 24, 2013
Brian W. Clymer

/s/ Gary F. Mazzucco	Director	June 24, 2013
Gary F. Mazzucco

/s/ Camille S. Andrews	Director	June 24, 2013
Camille S. Andrews